Exhibit 2.1A

Acknowledgement Number: 1000362013183399 STATE OF MARYLAND Department of Assessments and Taxation I, Michael L. Higgs, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of 1 pages, inscribed with the same Authentication Code, is a true copy of the public record of the Articles of Amendment for a Corporation for ESCALATE WEALTH REIT I, INC. (Department ID: D2 0 6 0 0 41 7 ) I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation. In witness whereof, I have hereunto subscribed my signature and aff ixed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this M a y 0 8 , 2 0 2 1 . / Is Michael L. Higgs Director 3 2. -Y7; 301 West Preston Street, Baltimore, Maryland 21201 Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246- 5941 MRS (Maryland Relay Service) (800) 735-2258 TT/Voice Online Certificate Authentication Code: 6IZkNCbNm0Ot88S3RqdBAA To verify the Authentication Code, visit http://dat.maryland.gov/verify

Filing Date and Time: 4/29/2021 5:34:03 PM	Acknowledgment Number: 1000362013183399

ESCALATE WEALTH REIT I, INC.

ARTICLES OF AMENDMENT

Escalate Wealth REIT I, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article II of the charter of the Corporation (the “Charter”) is hereby amended to change the name of the Corporation to:

Elevate.Money REIT I, Inc.

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and is limited to the change expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: These Articles of Amendment shall become effective at 11 a.m. Eastern Time on May 10, 2021.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 25th day of March, 2021.

ATTEST:

By: /s/ SACHIN JHANGIANI	By: /s/ HAROLD HOFER
Name: Sachin Jhangiani	Name: Harold Hofer
Title: Secretary	Title: Chief Executive Officer